Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 of our report dated August 28, 2018, relating to the financial statements and financial highlights of Oppenheimer Emerging Markets Revenue ETF, Oppenheimer Global ESG Revenue ETF, Oppenheimer Global Revenue ETF, Oppenheimer International Revenue ETF, Oppenheimer Russell 1000® Low Volatility Factor ETF, Oppenheimer Russell 1000® Momentum Factor ETF, Oppenheimer Russell 1000® Quality Factor ETF, Oppenheimer Russell 1000® Size Factor ETF, Oppenheimer Russell 1000® Value Factor ETF, Oppenheimer Russell 1000® Yield Factor ETF, Oppenheimer S&P 500 Revenue ETF, Oppenheimer S&P Financials Revenue ETF, Oppenheimer S&P MidCap 400 Revenue ETF, Oppenheimer S&P SmallCap 600 Revenue ETF, Oppenheimer S&P Ultra Dividend Revenue ETF, Oppenheimer ESG Revenue ETF, Oppenheimer Russell 1000® Dynamic Multifactor ETF and Oppenheimer Russell 2000® Dynamic Multifactor ETF, each a series of Oppenheimer ETF Trust, for the year ended June 30, 2018, and to the references to our firm under the heading “Comparison of Other Service Providers” in the Combined Prospectus and Proxy Statement. We also hereby consent to the references to our firm in this Registration Statement on Form N-14 of Oppenheimer Emerging Markets Ultra Dividend Revenue ETF and Oppenheimer International Ultra Dividend Revenue ETF under the heading “Comparison of Other Service Providers” in the Combined Prospectus and Proxy Statement.

/s/ Cohen & Company, Ltd.
Cohen & Company, Ltd.
Cleveland, Ohio
February 13, 2019